UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2016

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Four Oaks Fincorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 23, 2016.  The shareholders considered four proposals, each of which is described in more detail in the Company's definitive proxy statement dated April 18, 2016.

Proposal 1:  To elect eight nominees to the Company's Board of Directors.  The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Ayden R. Lee, Jr.	23,693,265	538,226	5,215,006
David H. Rupp	24,115,763	115,728	5,215,006
Paula Canaday Bowman	23,752,082	479,408	5,215,006
Warren L. Grimes	23,579,187	652,304	5,215,006
Kenneth R. Lehman	23,957,169	274,321	5,215,006
Robert G. Rabon	23,760,452	471,039	5,215,006
Dr. R. Max Raynor, Jr.	23,686,972	544,519	5,215,006
Michael A. Weeks	23,857,413	374,078	5,215,006

All director nominees were duly elected.

Proposal 2:  To approve an amendment to the Company’s Articles of Incorporation to effect a one-for-five reverse stock split of the Company’s authorized, issued and outstanding common stock.  The votes were cast as follows:

For	Against	Abstain
28,769,990	475,430	201,077

Proposal 2 was approved.

Proposal 3:  To vote, on an advisory (nonbinding) basis, to approve executive compensation.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
22,922,572	547,919	761,000	5,215,006

Proposal 3 was approved.

Proposal 4:  To ratify the appointment of Cherry Bekaert LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.  The votes were cast as follows:

For	Against	Abstain
28,841,768	57,800	546,929

Proposal 4 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By: /s/ Deanna W. Hart
Deanna W. Hart
Executive Vice President,
Chief Financial Officer

Date: May 25, 2016